                                                                    Exhibit 23.1





                        CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Firstar Corporation:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Firstar Corporation relating to the Firstar Corporation Thrift and Sharing Plan of our report dated January 19, 1995, relating to the consolidated balance sheets of Firstar Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Firstar Corporation, incorporated by reference in the Registration Statement on Form S-8 (No. 33-41030).


                                   /s/       KPMG PEAT MARWICK LLP
                                   -----------------------------------------
                                   KPMG Peat Marwick LLP





Milwaukee, Wisconsin
May 8, 1995





                                      S-8